 Exhibit 14.1
Novume Solutions

Audit Committee Charter

Purpose and Authority

The purpose of the Audit Committee is: (1) to assist the Board of Directors in fulfilling its responsibilities for generally overseeing: (a) the Corporation’s financial reporting processes and the audit of the Corporation’s financial statements, including the integrity of the Corporation’s financial statements, (b) the Corporation’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, (d) the performance of the Corporation’s internal audit function and independent registered public accounting firm, and (e) risk assessment and risk management; (2) to prepare any report of the Audit Committee that may be required by the proxy rules of the U.S. Securities and Exchange Commission (the “SEC”) to be included in the Corporation’s annual proxy statement; (3) to oversee the finance and investment functions of the Corporation; and (4) to perform such other duties and responsibilities as are enumerated in and consistent with this charter.

Membership

The Audit Committee shall consist of at least three independent Directors. To the extent necessary or deemed appropriate by the Board of Directors, additional independent Directors may be appointed to the Audit Committee by the Board of Directors. Members of the Audit Committee shall be independent, as determined by the Board in accordance with guidelines established by the Governance Committee from time to time and as required by applicable laws and regulations and the requirements of any exchange on which the Corporation maintains a listing for any of its securities. Members of the Audit Committee shall serve for a term of one year or until their successor is elected.

Each director on the Audit Committee shall meet applicable financial literacy requirements and listing standards for any exchange on which the Corporation maintains a listing of its securities and shall have such additional qualifications as the Board of Directors determines. At least one director on the Audit Committee will be an “audit committee financial expert,” as determined by the Board of Directors in accordance with SEC rules. In addition, no director on the Audit Committee may have participated in the preparation of the financial statements of the Corporation’s or any of the Corporation’s current subsidiaries at any time during the past three years. A member of the Audit Committee shall not simultaneously serve on the audit committee of more than two other companies whose stock is publicly traded without a determination by the Board of Directors that the member's simultaneous service would not impair his or her ability to effectively serve on the Audit Committee. The entire Audit Committee or any individual director on the Audit Committee may be removed with or without cause by the affirmative vote of a majority of the Board of Directors upon the recommendation of the Corporate Governance Committee.

The Chair of the Audit Committee shall be elected by the Board of Directors of the Corporation after receiving the recommendation of the Governance Committee. In the absence of such designation, the Audit Committee may designate the Chair by majority vote of the Audit Committee. The Chair may appoint may designate a person to serve as Secretary of the Audit Committee who is not required to be a member of the Audit Committee and may designate another member of the Audit Committee to serve as Chair at any meeting at which the Chair is absent. From time to time the Chair may establish such other rules as are necessary and proper for the conduct of the business of the Audit Committee. The Chair shall approve each meeting agenda. A report of the Audit Committee regarding each meeting, with recommendations for action, when appropriate, shall be presented orally or in writing at the next regularly scheduled Board of Directors meeting following each Audit Committee meeting.

Procedures

1.
Meetings. The Audit Committee shall establish a schedule for at least four regular meetings each year. Special meetings may be called by the Chair of the Audit Committee in such manner as the Chair shall determine to be appropriate to give the members of the Audit Committee reasonable opportunity to participate in the meeting. A majority of the members of the Audit Committee shall constitute a quorum. A majority vote at a meeting at which a quorum is present is sufficient for all actions taken by the Audit Committee and any subcommittee thereof. The Audit Committee and any such subcommittee may meet in person or telephonically as frequently as required. However, if unanimous written consent of the members is obtained, an in person or telephonic meeting shall not be required in order for the Audit Committee or any such subcommittee to take any action that the Audit Committee or such subcommittee is authorized to take.

2.
Agenda. The Chair will establish the agenda, with input from management and other directors on the Audit Committee and the Board of Directors as appropriate.

3.
Executive and Private Sessions. The Audit Committee will meet regularly in separate executive sessions at which only Audit Committee members are present and in private sessions with each of: representatives of management, the internal auditors and the independent registered public accounting firm.

4. Delegation of Authority.

a. The Audit Committee may create a subcommittee of the Audit Committee consisting of one or more directors on the Audit Committee and may delegate any of its duties and responsibilities to such subcommittee, unless otherwise prohibited by applicable laws or listing standards.

b. The Audit Committee may delegate any of its duties and responsibilities to one or more directors on the Audit Committee, or another independent director, unless otherwise prohibited by applicable laws or listing standards.

c. Any subcommittee, director or other person may provide a written or oral report to the Audit Committee, as appropriate, regarding any activities undertaken pursuant to such delegation.

d. The Audit Committee may terminate any such subcommittee and revoke any such delegation at any time.

5.
Authority to Retain Advisors and Consultants. In the course of its duties, the Audit Committee will have sole authority, at the Corporation’s expense, to select, retain, terminate and approve the fees and other retention terms of such independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining approval of Corporation management or the Board of Directors in advance.

6.
Charter Review. The Audit Committee annually will review and reassess the adequacy of this charter and will submit any recommended changes to the charter to the Corporate Governance Committee and the Board of Directors for approval.

7.
Performance Review. The Audit Committee annually will undertake an evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this charter, and will report the results of such evaluation to the Corporate Governance Committee and the Board of Directors.

8.
Reporting to the Board of Directors. The Audit Committee shall make prompt written or oral reports of its activities to the Board of Directors, which shall include appropriate details of any approvals which are or may be binding on the Corporation. In the event of any dissenting votes, the report shall contain an explanation of the reason for the dissenting vote.

9.
Open Access. The Audit Committee will be given open access to the Corporation’s internal auditors, Board of Directors Chairman, the Corporation’s executives and independent registered public accounting firm, as well as the Corporation’s books, records, facilities and other personnel.

Authority and Responsibilities

The following responsibilities of the Committee are set forth as a guide to the Audit Committee with the understanding that the Audit Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable laws and listing standards.

1.
Independent Registered Public Accounting Firm. The Committee will appoint, evaluate and establish the basis for compensation of the independent registered public accounting firm, which will report directly to the Committee, and oversee the rotation of the independent registered public accounting firm’s lead audit and concurring partners at least once every five years and the rotation of other audit partners, with applicable time-out periods, in accordance with SEC regulations. The Committee will determine whether to retain or, if appropriate, terminate the independent registered public accounting firm.

2.
Audit and Non-Audit Services and Fees. The Committee will review and approve in advance the scope of the fiscal year’s independent audit and the audit fees, establish policies for the independent registered public accounting firm’s activities and any fees beyond the core audit, approve in advance all non-audit services to be performed by the independent registered public accounting firm that are not otherwise prohibited by law and associated fees, and monitor the fees paid to the independent registered public accounting firm. The Committee may delegate to the Chairman the authority, within agreed limits, to pre-approve audit-related and non-audit services not prohibited by law to be performed by the independent registered public accounting firm. The Chairman will report any decisions to pre-approve such services to the full Committee.

3.
Relationships with Independent Registered Public Accounting Firm. The Committee will review and, where appropriate, discuss with the independent registered public accounting firm its annual written statement delineating all relationships or services between the independent registered public accounting firm and Novume Solutions, or any other relationships or services that may impact its objectivity and independence.

4.
Hiring Polices. The Committee will set policies for the hiring of employees or former employees of the independent registered public accounting firm by the Corporation, and monitor compliance with such policies.

5.
Annual Audited and Quarterly Financial Statements; Other Matters. The Committee will:

a. Review and discuss, as appropriate, with management and the independent registered public accounting firm the Corporation’s annual audited and quarterly financial statements, including the Corporation’s disclosures in “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and

b. Review with management and the independent registered public accounting firm:

i. the results of the independent registered public accounting firm’s audit and the independent registered public accounting firm’s opinion on the annual financial statements;

ii. analyses prepared by management or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

iii. the independent registered public accounting firm’s judgments on the quality, not just the acceptability, and consistent application of the Corporation’s accounting principles, the reasonableness of significant judgments, clarity of disclosures and underlying estimates in the financial statements;

iv. major issues regarding accounting principles and financial statement presentations, including changes in accounting principles or application thereof, significant judgment areas, and significant and complex transactions;

v. the effectiveness and adequacy of the Corporation’s internal auditing; and

vi. any disagreements between management and the independent registered public accounting firm, about matters that individually or in the aggregate could be significant to the Corporation’s financial statements or the independent registered public accounting firm’s report, and any serious difficulties the independent registered public accounting firm encountered in dealing with management related to the performance of the audit and management’s response.

6.
Inclusion of Audited Financial Statements in 10-K. The Committee will make recommendations to the Board of Directors as to whether the audited financial statements should be included in The Corporation’s Annual Report on Form 10-K.

7.
Regulatory and Accounting Initiatives and Off-Balance Sheet Structures. The Audit Committee will review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Corporation’s financial statements.

8.
Earnings Press Releases, Corporate Policies and Earnings Guidance. The Audit Committee will review and, where appropriate, discuss earnings press releases, as well as corporate policies with respect to financial information and earnings guidance provided to analysts and ratings agencies.

9.
Report from Independent Registered Public Accounting Firm. At least annually, the Audit Committee will obtain from and review a report by the independent registered public accounting firm describing (a) the independent registered public accounting firm’s internal quality control procedures, and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any governmental or professional inquiry or investigation within the preceding five years regarding any audit performed by the independent registered public accounting firm, and any steps taken to deal with any such issues.

10.
Disclosure Controls and Procedures. The Audit Committee will review the adequacy and effectiveness of the Corporation’s disclosure controls and procedures.

11.
Internal Controls. The Audit Committee will review the adequacy and effectiveness of the Corporation’s internal controls, including any significant deficiencies in such controls and significant changes or material weaknesses in such controls reported by the independent registered public accounting firm, the internal auditors or management and any special audit steps adopted in light of material control deficiencies, and any fraud, whether or not material, that involves management or other the Corporation’s employees who have a significant role in such controls.

12.
Information Security. The Committee will review the adequacy and effectiveness of The Corporation’s information security policies and the internal controls regarding information security.

13.
Internal Audit. The Committee will review the overall scope, qualifications, resources, activities, reports, organizational structure and effectiveness of the internal audit function. The Audit Committee will approve the appointment, replacement, reassignment or dismissal and the compensation of the Director of Internal Audit.

15.
Compliance. Subject to the overall supervisory responsibility of the Governance Committee, the Audit Committee will oversee the Corporation’s compliance programs with respect to legal and regulatory requirements concerning financial reporting and disclosure, and review with management and any persons designated with supervisory responsibility over internal audit or compliance matters, as appropriate, the results of their review of compliance with applicable laws, regulations and listing standards, the Corporation’s Code of Conduct and internal audit reports.

16.
Complaints and Submissions. The Audit Committee will oversee procedures established for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by the Corporation’s employees of concerns regarding questionable accounting or auditing matters and compliance with The Corporation’s code of Conduct and Whistleblower Policies.

17.
Attorneys’ Reports. The Committee will receive and, if appropriate, respond to attorneys’ reports of evidence of material violations of securities laws and breaches of fiduciary duty and similar violations of U.S. or state law.

18.
Risks. The Audit Committee will review and assess risks facing the Corporation’s and management’s approach to addressing these risks, including significant risks or exposures relating to litigation and other proceedings and regulatory matters that may have a significant impact on the Corporation’s financial statements.

19.
Regulatory Investigations. The Audit Committee will review the results of significant investigations, examinations or reviews performed by regulatory authorities and management’s response.

20.
Related Party Transactions. The Audit Committee will monitor compliance with the Board of Director’s review and approval of “related party transactions,” as defined in applicable SEC rules.

21.
Investigations. The Audit Committee will conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

22.
Treasury Matters. The Audit Committee will review or oversee significant treasury matters such as capital structure, derivative policy, global liquidity, fixed income investments, borrowings, currency exposure, dividend policy, share issuance and repurchase, capital spending, and risk management identification and coverage.

23.
Loans and Obligations. The Audit Committee will oversee The Corporation’s loans, loan guarantees of third party debt and obligations and outsourcings.

24.
Coordination with the Compensation Committee. The Audit Committee will coordinate, as appropriate, with the Compensation Committee regarding the cost, finding and financial impact of equity compensation and benefits.

25.
Other. The Audit Committee may perform such other reviews and assessments and make such other recommendations as it deems appropriate to carry out its duties and discharge its responsibilities.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, the Audit Committee does not have responsibility to plan or conduct audits or determine that the Corporation’s financial statements are complete, accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for the financial reporting process, including the system of internal controls over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Corporation’s independent auditor is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to oversee and review these processes, but not to professionally engage in the practice of accounting or auditing or provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The members of the Committee may rely, without independent verification, on the information provided to the Committee and on the representations made by management and the independent auditors.

Self-Assessments and Charter Review

The Audit Committee shall annually conduct a confidential review of its own performance. No report of its annual assessment shall be required. The Audit Committee shall also periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

As Approved by the Board of Directors on August 23, 2017